BUSINESS SALE AGREEMENT

Dated the 1 day of September 2022.

PARTIES

TESPHARM PTY LTD ACN 069 986 670

("**Seller**")

AND

HEALTH SCRIPT PTY LTD ACN 649 230 900

("**Buyer**")

Steindls
Lawyers and Notary

Level 6, RSL Centre
9 Beach Road
SURFERS PARADISE QLD 4217
Tel: 07 5570 9500
Fax: 07 5592 2007
Email: hward@steindls.com.au
Ref: HW220616

AGREEMENT made the 1st **day of** September **2022.**

PARTIES **TESPHARM PTY LTD ACN 069 986 670**
of 4 Miami Key, Broadbeach Waters QLD 4218

("**Seller**")

AND **HEALTH SCRIPT PTY LTD ACN 649 230 900**
of Unit 6/3986-3988 Pacific Highway, Loganholme, Qld 4129

("**Buyer**")

INTRODUCTION

A. The Seller owns and carries on the Business at the Premises.

B. The Seller is the tenant of the Premises under the Leases.

C. The Seller is, or will be on Completion, the owner free from any encumbrance, security or third-party interest of the Assets.

D. The Seller employs the Employees in the Business.

E. The Seller wishes to sell to the Buyer, and the Buyer wishes to buy from the Seller, the Business as a going concern on the terms contained in this Agreement.

IT IS AGREED

1. **Definitions and interpretation**

1.1. **Definitions**

In this Agreement:

Agreement means this Business Sale Agreement.

Asset means each of the assets of the Business on the Completion Date, including the Plant, the Stock, the Intellectual Property, the rights of the Seller under the Contracts and the goodwill of the Business but not the Excluded Assets.

Business means the service entity conducted from the Premises, all the Seller's rights and title to the Business and the Assets but not the Excluded Assets.

Business Day means a day on which banks open for trading in Queensland, excluding Saturdays, Sundays and public holidays.

Commencement Date means the date of this agreement.

Completion means the sale and purchase of the Business under clause 7.

Completion Date means 30 September 2022 or as otherwise agreed between the parties in writing.

Conditions Precedent means the conditions precedent set out in Schedule 4.

Contracts means any rental agreements or agreements for leased plant and equipment and any agreement connected with the supply of services in respect of the conduct of the Business by the Seller at the date of this Agreement.

Corporations Act means the *Corporations Act 2001* (Cth).

Employees mean the persons whose names, classification, rates of remuneration, and the date on which they commenced employment, are set out in Schedule 2, and any person hired as an employee in the Business after the date of this Agreement under clause 6.1(e)(iv).

Employment Agreement means an employment agreement to be entered into between the Buyer and Christopher Craig Testa on or before the Completion Date.

Excluded Assets means 4 2015 Jaguar XE X760 Sedan 017WCP and 6 MV Jaguar 587XGC.

Government Agency means a government or government department, a governmental, semi-governmental or judicial person and a person (whether autonomous or not) charged with administration of any applicable law.

GST and **GST Law** mean the same as in the A New Tax System (Goods & Services Tax) Act 1999 (Cth) and words and expressions defined in the GST Law have the same meaning in clauses concerning GST.

Intellectual Property means the copyrights, patents, trade marks, trade names, designs, knowhow, and similar industrial, commercial and intellectual property (whether registered or not and whether protected by statute or not) owned by the Seller relating to the Business, including the items set out in Schedule 1.

Leases means the leases between the Seller and the respective Lessor in relation to the Premises.

Leased Equipment means the Plant, equipment, machinery, furniture, fixtures and fittings which are the subject of any of the Contracts.

Lessor means the lessors of each of the Leases.

Loss or Claim means, in relation to any person:

a) a damage, loss, cost, expense or liability incurred by the person; or

b) a claim, action, proceeding or demand made against the person, however arising and whether present or future, fixed or unascertained, actual or contingent.

Notice has the meaning set out in clause 16.1.

Plant means the items of plant, equipment, machinery, furniture, fixtures and fittings described in Schedule 3.

PPSA means the *Personal Property Securities Act 2009* (Cth).

PPSR means the Personal Property Securities Register established and maintained under the PPSA.

Premises means both 457 Golden Four Drive, Tugun, Queensland 4224 and 459 Golden Four Drive, Tugun, Queensland 4224.

Purchase Price means the amount of $665,000.00.

Secured Party has the meaning given in the PPSA.

Security Interests means all security interests registered on the PPSR over the Business and Business Assets.

Stock means raw materials, work-in-progress and finished stock used or to be used or sold in connection with, or as part of, the Business, whether located on the Premises or elsewhere.

Tax means any tax, levy, impost, deduction, charge or duty of any kind and whether direct or indirect, (and any related interest, penalty, fine or costs in connection with any of them) levied or imposed by any Government Agency.

Tax Act means the *Income Tax Assessment Act 1936* (Cth) (**Tax Act 1936**) and the *Income Tax Assessment Act 1997* (Cth) (**Tax Act 1997**).

Transferring Employee has the meaning set out in clause 9.3.

Warranty means each of the warranties and representations referred to in clause 12 and Schedule 5.

1.2. **Interpretation**

In this Agreement unless the context otherwise requires:

a) a reference to any legislation or legislative provision includes any statutory modification or re-enactment of, or legislative provision substituted for, and any subordinate legislation issued under, that legislation or legislative provision;

b) the singular includes the plural and vice versa;

c) a reference to an individual or person includes a corporation, partnership, joint venture, association, authority, trust, state or government and vice versa;

d) a reference to any gender includes all genders;

e) a reference to a clause or schedule is to a clause or schedule of this Agreement;

f) the schedules form part of this Agreement;

g) a reference to any agreement or document is to that agreement or document (and, where applicable, any of its provisions), as amended, novated, supplemented or replaced from time to time;

h) a reference to any party to this agreement, or any other document or arrangement, includes that party's executors, administrators, substitutes, successors and permitted assigns;

i) where an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning;

j) where an expression is defined anywhere in this Agreement it has the same meaning throughout; and

k) a reference to "**dollars**" or "**$**" is to an amount in Australian currency.

1.3. Headings

In this agreement headings are for convenience of reference only and do not affect interpretation.

2. Agreement to sell and buy the Business

2.1. Sale and purchase

Subject to clause 3, and on the terms and conditions of this Agreement, the Seller must sell the Business to the Buyer, and the Buyer must buy the Business from the Seller.

2.2. Title, property and risk

a) The title to, property in, and risk of, the Business:

   i) up to and including the Completion Date, remain solely with the Seller; and

   ii) from the Completion Date, passes to the Buyer.

b) The Seller is entitled to all takings and profits of the business up to and including the Completion Date.

c) The Seller must pay, in the proper time, all outgoings of the Business, up to and including the Completion Date.

3. Conditions Precedent

3.1. Conditions precedent to Agreement

This Agreement is subject to and conditional upon the Conditions Precedent unless those conditions are waived under clause 3.2.

3.2. Waiver

A Condition Precedent is waived:

a) where the condition is expressed in Schedule 4 to be for the benefit of a particular party, and that party gives Notice of waiver of the condition; and

b) in any other case, the parties agree in writing to waive the condition.

3.3. Obligation to satisfy conditions

The Seller and the Buyer must each use best endeavours to ensure that the Conditions Precedent are fulfilled on or before the respective due date.

3.4. Extent of obligation to fulfil conditions

The obligation imposed on a party by clause 3.3 does not require that party to waive any Condition Precedent under clause 3.2.

4. Deposit

a) The parties acknowledge that the Buyer has already paid, by way of deposit, to the Seller the sum of $66,500.00 (**Deposit**) to be held by them on the terms of this Agreement.

b) Subject to clause 4(e), if this Agreement is terminated or ends before Completion for any reason other than due to the default of the Buyer the Deposit, immediately vests in and must be refunded to the Buyer.

c) On Completion, the Deposit immediately vests in the Seller.

d) The amount of the Purchase Price required to be paid by the Buyer to the Seller on Completion is automatically reduced by the amount of the Deposit.

e) If, before Completion:

i) the Buyer defaults in respect of any term of this Agreement;

ii) that failure or breach entitles the Seller to terminate this Agreement; and

iii) the Seller terminates this Agreement,

in addition to exercising any other rights which the Seller may have, the Deposit immediately becomes the property of the Seller.

5. Purchase Price

5.1. Payment of Purchase Price

The Purchase Price is payable in accordance with the following:

a) The sum of $390,000.00, less the Deposit and less any adjustments which are to be made pursuant to the terms of this Agreement ("**the Cash Payment**"); and

b) The transfer to the Seller of the number shares in Rayont Inc. which equates to the value of $275,000.00 or the nearest whole dollar ("**the Stock Payment**").

5.2. Adjustment to the Stock Payment

If on the first anniversary of the Completion Date, the Seller is still the owner of the shares which constitute the Stock Payment and the share price of such shares is less than the share price of those shares as at the Completion Date, then within 15 Business Days of the first anniversary of the Completion Date, the Buyer will pay to the Seller the difference in the share price per share of which the Seller is still the owner.

6. Conduct pending Completion

6.1. Seller's conduct of Business

Until Completion, the Seller must:

a) conduct the Business, or cause the Business to be conducted, with due care and in accordance with normal and prudent practice (having regard to the nature of the Business and good commercial practice);

b) comply with all applicable laws, regulations, ordinances and codes;

c) use its best endeavours to maintain the profitability and value of the Business;

d) ensure that each of the Assets is protected and maintained; and

e) not, unless required or permitted by this agreement, or unless the Buyer first consents in writing:

   i) enter into, terminate, or alter any term of any material Contract or commitment in relation to the Business;

   ii) except in the usual conduct of the Business, incur any material liabilities in relation to the Business;

   iii) except in the usual conduct of the Business, dispose of or agree to dispose of, any of the Assets; or

   iv) hire any new Employees, terminate the employment of any Employees or alter the terms of employment (including the terms of superannuation or any other benefit) of any Employees.

6.2. Assistance and access for Buyer

Until Completion, the Seller must give the Buyer, or any person who has the Buyer's written authority, reasonable access to the Premises during normal business hours and allow any of those persons to:

a) observe the conduct of the Business;

b) examine and, if desired, copy any of the books and records (including computerised information), property and affairs of the Seller in relation to the Business;

c) consult the accountants of the Business, any consultant or advisor retained in connection with the Business, or any of the Employees of the Business; and

d) inspect and verify the existence of the tangible assets to be acquired under this Agreement or that are otherwise the subject of any of the Contracts.

6.3. Seller assistance

Until Completion, the Seller must:

a) supply to the Buyer, and any person who has the Buyer's written authority, any information or documents that:

   i) concern the Business or the conduct of the Business;

   ii) are in the Seller's possession or control; and

   iii) are reasonably requested by the Buyer; and

b) reasonably assist the Buyer at the Buyer's request to gain an understanding of the Business and the conduct of the Business.

6.4. Confidentiality

The Buyer must treat any information obtained under clauses 6.2 and 6.3 as confidential.

6.5. Notice of change

If an event occurs before Completion that has, or may have, a material effect on the profitability or value of the Business, the Seller must, immediately upon it becoming aware of that event, give Notice to the Buyer fully describing the event.

6.6. Retention of title

If any of the Stock is:

a) owned by a third party by reason of its terms of supply including a retention of title clause; or

b) a circulating asset for the purpose of the PPSA in which a person has a Security Interest, the Seller must do all things necessary or desirable (including the payment of money to the third party) to vest title unencumbered in that Stock in the Buyer at Completion.

6.7. Seller introduction before Completion

If the Buyer requests, the Seller must arrange for the Buyer or its representative to be personally introduced and recommended by the Seller to:

a) all customers of the Business; and

b) all suppliers and creditors of the Business,

at a time and place agreed between the parties in writing.

7. Completion

7.1. Time and place of Completion

Completion is to occur on the Completion Date at a time and place agreed in writing by the parties.

7.2. Obligations of Seller at Completion

At Completion, the Seller must:

a) give the Buyer unencumbered title to, and ownership of, the Business; and

b) place the Buyer in effective possession and control of the Business.

7.3. Documents to be given by Seller to Buyer

At Completion, the Seller must give the Buyer:

a) a copy of the Employment Agreement duly signed by Christopher Craig Testa;

b) an effective transfer of each item of Intellectual Property which is being transferred to the Buyer under this Agreement;

c) any document reasonably required by the Buyer to vest fully ownership, title, possession, and benefit of the Business in the Buyer;

d) a true copy of the Leases, duly executed by the Lessor of the respective Premises;

e) possession of (and, where relevant, title to) the Plant, the Leased Equipment and the Stock;

f) true copies of all Contracts;

g) the certificate of registration or other title document (if any) of each other item of the Intellectual Property;

h) all other documents, books and records (including electronic records) relating to the Business or necessary for it to be carried on;

i) possession of, and all security devices and keys for, the Premises;

j) in respect to each Security Interests over the Business or the Business Assets, covenant by each relevant Secured Party to discharge such Security Interest; and

k) all other documents and things required by this Agreement to be delivered by the Seller to the Buyer on Completion, or which are reasonably required by the Buyer to vest full ownership, title, possession and benefit of the Business in the Buyer.

7.4. **Obligations of Buyer at Completion**

At Completion the Buyer must:

a) pay the Cash Payment to the Seller in cash or by bank cheque or electronic transfer or in any other form that the parties agree in writing;

b) produce a transfer (executed by the Buyer and in registrable form, subject to stamping) in respect of the Stock Payment in favour of the Seller;

c) produce the certificate for the shares the subject of the Stock Payment (to the extent it is in the possession of the Buyer and if not in its possession then the Buyer must indemnify the Seller in relation to such lost certificate and must not assert or seek to assert any right, title or interest in or in respect of the relevant shares following Completion, it being acknowledged and agreed by the Buyer that the Seller will hold all right, title and interest in the shares that constitute the Stock Payment on and from Completion subject to the terms of this agreement); and

d) produce any other documents which are necessary to vest full legal and beneficial ownership of the shares the subject of the Stock Payment in the Seller;

e) accept from the Seller an assignment of the Lease and enter into occupation of the Premises;

f) take possession of the Plant and the Stock;

g) accept all the documents and other items specified in clause 7.3 which the Seller gives the Buyer under that clause; and

h) do and execute all other acts and documents that this Agreement requires the Buyer to do or execute at Completion. 8 September, 2022

7.5. **Stock**

a) The Business includes the Stock used in the Business.

b) The Seller will maintain the Stock at a level that would reasonably be required to run the Business for a period of 4 weeks after the Completion Date.

c) The Business is purchased on a walk-in, walk-out basis and the value of the Stock is included in the Purchase Price.

7.6. **Seller introduction after Completion**

a) In order to, as far as possible, secure the goodwill of the Business for the Buyer, the Seller must as soon as reasonably practicable after Completion, sign and deliver to the

Buyer a letter on its letterhead to all customers, clients, suppliers and creditors of the Business.

b) The letter must be in terms proposed by the Buyer and consented to by the Seller (that consent not to be unreasonably delayed or withheld).

c) The letter is to have the effect that the Seller has sold the Business to the Buyer and that the Seller recommends the Buyer to those persons as the new proprietor of the Business.

d) For a period of 1 month after Completion, as far as possible, introduce the Buyer or its representative to those customers, clients, suppliers and creditors.

8. Collection of debts

a) The Seller is entitled to all monies outstanding as at the Completion Date in respect of all invoices issued to customers of the Business up to the Completion Date (**Customer Debts**).

b) During the period of 90 days after the Completion Date, the Buyer must take all steps reasonably necessary on its part to collect the Customer Debts. However, this does not include instituting legal proceedings.

c) The Seller must take no steps to collect the Customer Debts during period of 90 days after the Completion Date.

d) Each of the parties must keep the other party fully informed of:

e) all steps taken to collect the Customer Debts;

f) any amounts paid in respect of the Customer Debts; and

g) any dispute relating to any of the Customer Debts.

h) The Buyer must pay any amounts received in respect of the Customer Debts to the Seller, without deduction, within 7 days of receipt.

i) Where a customer owes money in respect of a Customer Debt, and also in respect of an invoice issued by the Buyer after the Completion Date, any payments from such customers shall be deemed to be and treated as a payment of the Customer Debt first.

9. Employees

Angela

9.1. Termination and offer of employment

1 September, 2022

a) The Seller must, at least 10 Business Days before the Completion Date, give notice terminating the employment of each of the Employees on and from Completion.

b) The Buyer must, at least 5 Business Days before the Completion date, offer each of the Employees employment in the Business with the Buyer:

i) from and conditional on Completion; and

ii) on terms no less favourable than those governing that Employee's employment immediately prior to the Completion Date.

9.2. Terminating Employees

a) The Seller is solely responsible for any Employee who is terminated pursuant to clause 9.1(a) but who does not accept an offer of employment made pursuant to clause 9.1(b) (**Terminating Employee**).

b) On the Completion Date, the Seller must pay to each Terminating Employee the amounts (if any) due to that Terminating Employee, whether arising under any agreement, any legislation, any award, or otherwise, in relation to:

i) accrued salary, wages, holiday pay and sick leave;

ii) accrued entitlements to long service leave; and

iii) any other remuneration or entitlement arising out of employment or its termination.

c) The Buyer is responsible for any redundancy payments that the Seller must make to any Employee who does not accept the Buyer's offer of employment and whose services the Seller terminates on Completion. The Buyer must indemnify the Seller against and pay the Seller on demand the amount of, any loss or claim by or relating to the redundancy of such an employee.

9.3. **Transferring Employees**

In relation to any Employee who is terminated pursuant to clause 9.1(a) and who does accept an offer of employment made pursuant to clause 9.1(b) (**Transferring Employee**), the Seller must allow to the Buyer at Completion an amount equal to 70% of the aggregate value of the following entitlements calculated as at Completion:

a) the accrued entitlements of the Transferring Employees to sick leave and annual leave;

b) the accrued entitlements for long service leave in respect of the Transferring Employees multiplied by the relevant multiple from the following:

up to 5 years:	NIL
5 – 6 years:	25%
6 – 7 years:	40%
7 – 8 years:	55%
8 – 9 years:	70%
9 – 10 years:	85%
10+ years:	100%

9.4. **Pre-paid salaries**

The Buyer must pay to the Seller at Completion an amount equal to the total amount of wages and salaries paid by the Seller to a Transferring Employee in respect of any period after Completion.

9.5. **Indemnity**

a) The Buyer must indemnify the Seller against, and pay to the Seller on demand the amount of, each claim against the Seller in respect of a Transferring Employee:

i) relating to the period after Completion;

ii) in respect of which the Seller has accurately paid or allowed an amount to the Buyer under clause 9.3(b); and

iii) arising out of the Transferring Employee's employment with the Buyer terminating for any reason including on redundancy.

b) The Seller must indemnify the Buyer against, and pay the Buyer on demand the amount of, each claim against the Buyer with respect to a Transferring Employee:

i) for remuneration (other than accrued sick leave, annual holiday or long service leave) relating to the period before Completion;

ii) of any claim (including for redundancy payments calculated by reference to the period of service before Completion) arising out of the termination (including termination on acceptance of the offer of employment made by the Buyer pursuant to this clause 9) of a Transferring Employee's employment with the Seller; and

iii) if the claim is for an entitlement for sick leave, annual leave or long service leave which accrued before Completion then to the extent to which the Seller has not accurately paid or allowed an amount in respect of that entitlement to the Buyer under this clause 9;

iv) and otherwise in respect of the Employees to the extent that the Loss or Claim relates to the period before Completion.

10. **Debtors and creditors**

10.1. **Pre-Completion creditors**

Subject to clause 10.8, the Seller:

a) is solely responsible for, and must pay, satisfy and discharge in the proper time, all debts and liabilities in respect of the Business which were incurred before Completion (except any incurred by the Buyer); and

b) must indemnify the Buyer in relation to any Loss or Claim in relation to debts and liabilities referred to in clause 10.1(a).

10.2. **Post-Completion creditors**

The Buyer:

a) is solely responsible for and must pay, satisfy and discharge in the proper time, all debts and liabilities incurred in respect of the Business either after Completion or at any time by the Buyer; and

b) must indemnify the Seller in relation to any Loss or Claim in relation to debts and liabilities referred to in clause 10.2(a).

10.3. **Notification of pre-Completion debts**

a) At Completion, the Seller may give a notice concerning the debts owed to the Business at Completion (**Debt Notice**).

1 September

b) For each debt specified (**Notified Debt**), the Debt Notice must set out:

i) the name and address of the debtor;

ii) the amount payable; and

iii) the date the Notified Debt became or becomes payable.

10.4. **Collection of debts**

a) Each Notified Debt remains the property of the Seller.

b) By giving the Debt Notice, the Seller appoints the Buyer as its agent for the period of 30 Business Days after Completion to collect the Notified Debt and the Buyer must account for and pay to the Seller on a monthly basis all moneys collected by the Buyer.

10.5. **Limitation on Buyer's obligation**

Nothing in clause 10.4 requires the Buyer to institute or continue any action or proceedings in any court in relation to any Notified Debt.

10.6. Period and extent of collection

Until the full amount of a Notified Debt has been paid to the Seller, no amount received by the Buyer from the relevant debtor is to be applied by the Buyer to reduce a debt of that debtor to the Buyer except to the extent that the relevant debtor disputes the Notified Debt or fails to pay the Notified Debt within 20 Business Days of its due date, the Notified Debt is treated as having been paid to the Seller but only if the Buyer has given notice to the Seller setting out particulars concerning that dispute or failure to pay.

10.7. Payment of post Completion liabilities by Seller

Where the Seller has, before Completion, paid any amount of outgoings or expenses in connection with the Business which relates to a period after Completion, and has given notice specifying those payments to the Buyer before Completion, the Buyer must pay the Seller that amount at Completion to the extent that it relates to the period after Completion.

10.8. Allowance of pre-Completion liabilities

Where the Buyer accepts liability in respect of an outgoing or expense in connection with the Business for a period before Completion, and the Seller has not paid that outgoing or expense, the Seller must at Completion either:

a) pay to the Buyer the amount of that liability; or

b) allow the amount of that liability to the Buyer to be set off against the Purchase Price.

11. Contracts

11.1. Assignment of Contracts

a) With the consent of the owner or service provider, as the case may be (but not otherwise), the Seller assigns to the Buyer and the Buyer accepts as at the Completion Date the benefit and burden of the Contracts.

b) Where clause 11.1(a) does not apply:

   i) with the consent of the owner or service provider, the Seller may terminate any or all of the Contracts and in that event on notification in writing to the Buyer, the Buyer may enter into agreements with the owner or service provider in substitution for the Contracts; and

   ii) where clause 11.1(b)(i) applies, the Seller agrees to surrender or deliver to the owner or service provider (or as it or they may direct) any goods to which the Contract relates.

c) If any Contract is not terminated by Completion and if clause 11.1(a) does not apply, then the Buyer agrees to perform that Contract on behalf of the Seller and indemnifies the Seller against all liability arising from any such Contract in respect of any act, matter, or thing which occurs after the Completion Date.

d) The parties must do all acts and things and sign all documents as are necessary to give effect to this clause 11.

11.2. Buyer's indemnity

The Buyer must indemnify the Seller against each Loss or Claim against the Seller arising from or in connection with any breach or non-performance after Completion by the Buyer of any provision of any Contract assigned or novated under clause 11.1.

11.3. Seller's indemnity

The Seller must indemnify the Buyer against each Loss or Claim against the Buyer arising from or in connection with any breach or non-performance by the Seller of any provision of any Contract on or before Completion.

11.4. Security deposits and payments on account

Where, before Completion, the Seller has received any deposits or amounts either:

a) as security deposits in respect of a person's obligation under a Contract which has not been fulfilled on or before Completion; or

b) on account from any person in respect of any obligation to the Seller under a Contract which has not been fulfilled on or before Completion,

those deposits and amounts must be transferred by the Seller to the Buyer at Completion and the Seller will have no further right to, or in respect of, any of the deposits and amounts after Completion.

11.5. Validity of contracts

1 September, 2022

The Seller warrants to the best of its knowledge and belief that:

a) each Contract is legal, valid, binding and enforceable by the Business in accordance with its written terms, except as enforcement may be limited by bankruptcy, insolvency, reorganisation, fraudulent conveyance, moratorium or similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or law);

b) no Contract was entered into as a consequence of, or in breach by, the Business of any principle of equity;

c) no Contract has been entered into in circumstances where there has been any fraud, dishonesty, negligence or material misrepresentation by the Business;

d) the Business has not received notice that any Contract, or any portion thereof, or any obligation under any Contract listed, may be invalid, void or unenforceable;

e) there are no documents executed by the Business that would materially and adversely affect the rights of the Business under any Contract; and

f) the Seller has accurately disclosed to the Buyer the terms of all Contracts to the Business.

12. Warranties

12.1. Seller's warranties

The Seller warrants and represents to the Buyer that each of the statements set out in Schedule 5 true, complete and accurate.

12.2. Seller's indemnity

The Seller must indemnify the Buyer against:

a) any Loss or Claim against the Buyer, to the extent that the Loss or Claim arises from, or is connected with, any breach of any Warranty or of any other term of this Agreement;

b) any loss or damage incurred by the Buyer because the Business or any of the Assets was worth less than it would have been worth had there been no breach of any Warranty or any other term of this Agreement; and

c) any Taxes which may be incurred by the Buyer arising from any breach of Warranty or any term of this agreement by the Seller.

12.3. **Duration of Warranties**

a) The Warranties and the indemnities in clauses 12.1 and 12.2 remain in full force until 12 months after Completion.

b) If, before the date specified in clause 12.3(a), the Buyer gives the Seller Notice of a claim for a breach of a Warranty, that Warranty does not cease on that date and continues after that date to the extent required to enable the Buyer to prosecute that claim.

12.4. **Separate Warranties**

Each Warranty is a separate Warranty, and its meaning is not affected by any other Warranty.

12.5. **Buyer's warranties**

The Buyer warrants and represents to the Seller, as an inducement to the Seller to enter into this Agreement and to sell the Business, and it is a condition of this Agreement that, at the Commencement Date:

a) the execution and delivery of this Agreement have been properly authorised by all necessary corporate action of the Buyer;

b) the Buyer has full corporate power and lawful authority to execute and deliver this Agreement and to consummate and perform or cause to be performed its obligations under this Agreement;

c) this Agreement constitutes a legal, valid and binding obligation of the Buyer enforceable in accordance with its terms by appropriate legal remedy;

d) this Agreement and Completion do not conflict with or result in a breach of or default under any provision of its constitution or any material term or provision of any agreement or deed or any writ, order or injunction, judgment, law, rule or regulation to which it is a party or is subject or by which it is bound;

e) it is duly incorporated and validly existing under the laws of its jurisdiction of incorporation;

f) in respect to the Buyer being a corporation within the meaning of the Corporations Act or any similar legislation in the Buyer's place of incorporation:

   i) the Buyer is not in liquidation;

   ii) no action has been taken by or against the Buyer which could lead to the winding up of the Buyer;

iii) the Buyer is not under official management;

iv) an administrator, controller, or managing controller has not been appointed to the Buyer or in respect of the whole or any part of its assets; and

v) a compromise or arrangement has not been proposed between the Buyer and its members or creditors, nor agreed by the members or creditors sanctioned by the Court.

12.6. **Buyer's indemnity**

The Buyer must indemnify the Seller against:

a) any Loss or Claim against the Seller, to the extent that the Loss or Claim arises from, or is connected with, any breach of any Warranty or of any other term of this Agreement; and

b) any Taxes which may be incurred by the Seller arising from any breach of Warranty or any term of this agreement by the Buyer.

13. **Restraint**

13.1. **Definitions**

The following definitions apply in this clause 13 unless the context otherwise requires.

Affiliate means:

a) in relation to a body corporate, any of the body's related bodies corporate, directors or the holder of a substantial holding (as that term is defined in section 9 of the Corporations Act); and

b) in relation to a natural person, any spouse, defacto, or relative by blood or adoption of that person or any relative's spouse.

Restraint Area means a 100km radius from the Premises;

Restrained Business means each Business or operation similar to, or competitive with, the Business.

Restraint Period means 3 years.

13.2. **Restraint obligations**

Except as permitted by clause 13.3, the Seller must not, and must ensure that each of its Affiliates does not, during any of the Restraint Period within the Restraint Area:

a) conduct, carry on, promote, participate in, operate or engage in (whether on its own account or in partnership, in joint-venture or as an employee or agent of, or manager for, any other person);

b) be concerned or interested (directly or indirectly, or through any interposed body corporate, trust, partnership, or entity) as trustee, principal, agent, shareholder, unit holder, beneficiary, independent contractor, adviser, consultant or in any other capacity); or

c) provide to any entity in which the Seller has any direct or indirect equity interest, any financial assistance which assists that entity to engage in,

the Restrained Business.

13.3. **Permitted involvement**

Clause 13.2 does not prevent the Seller, together with any of its Affiliates:

a) holding in aggregate less than 5% of the issued shares or units of a body corporate or unit trust listed on the Australian Stock Exchange; or

b) doing any of those things specified in clause 13.2 insofar as it relates to any business conducted by Nature Gains Pty Ltd ACN 634 059 859.

13.4. **Further undertakings to protect goodwill**

During any Restraint Period, and within any Restraint Area, the Seller must not, and must make sure that each of its Affiliates does not:

a) secure or seek to attract the custom of any person who is at Completion, or had been within a period of months prior to Completion, a customer of the Business;

b) do or say anything harmful to the reputation of the Business;

c) do or say anything which may lead a person to cease, curtail or alter the terms of its dealings with the Business;

d) represent itself as being in any way connected with, interested in, or associated with:

    i) the Business (except as the prior owner of the Business); or

    ii) any other business carried on by the Buyer or by the Business;

e) use a name which is similar to the present name of the Business;

f) use any of the Intellectual Property or any colourable imitation of any of it;

g) disclose or use to its advantage or the disadvantage of the Buyer:

    i) the name of any customer of the Business;

    ii) any of the Intellectual Property; or

    iii) any of the trade secrets, secret or confidential operations, processes or dealings of, or any confidential information relating to, the Business or its organisation, finances, transactions, customers or affairs; or

    iv) seek to engage or engage the services of any person who is or becomes an employee of or service provider to the Business.

13.5. **Restraints cumulative**

Each of the restraints in clauses 13.2 and 13.4 is a separate, severable and independent restraint from the other restraints obligations imposed.

13.6. **Reasonableness of restraint**

The Seller acknowledges that each restraint in clauses 13.2 and 13.4:

a) is reasonable in its extent, having regard to the interests of each party to this agreement;

b) extends no further than is reasonably necessary; and

c) is solely to protect the Buyer in relation to the goodwill of the Business.

14. Confidentiality

14.1. General obligation

Each party must treat the existence and terms of this Agreement confidentially.

14.2. Specific obligations

Where this Agreement provides that a party must treat any information confidentially, that party must not, and must ensure that any person who receives the information by the party's authority does not, until Completion:

a) disclose any of the information in any form to anyone else; or

b) use any of the information except to:

c) acquire or check information in connection with this Agreement and the transactions contemplated by it; or

d) perform any of its obligations under this Agreement or in relation to any of the transactions contemplated by it,

unless:

e) the person who provides the information has first agreed in writing;

f) the information is disclosed to a professional adviser, banker or financial adviser of the party or to a person whose consent is required under this Agreement or for a transaction contemplated by it and that person undertakes to the person who provides the information:

g) not to disclose any of the information in any form to anyone else; and

h) only to use the information for the purposes of advising the party or financing the party or considering whether to give that consent (as the case may be);

i) the law requires the disclosure or use; or

j) the information is available generally (but not if it is only because a person has contravened a confidentiality obligation (including under this clause)).

14.3. Return of information

a) If Completion does not occur on or before the Completion Date, the party must return, and ensure that any person who receives the information by the party's authority returns, the information (in any form in which it is held) to the person who provided the information.

b) The obligations imposed by this clause survive termination of this Agreement.

15. Costs, GST and stamp duty

15.1. Costs generally

Unless otherwise specified in this Agreement, each party bears, and is responsible for, its own costs in connection with the preparation, execution, completion and carrying into effect of this Agreement.

15.2. Transfer (Stamp) duty generally

The Buyer bears, and is responsible for, all transfer (stamp) duty relating to:

a) this Agreement;

b) the sale, purchase, assignment or transfer of any property under this Agreement; and

c) any instrument or transaction contemplated by this Agreement.

15.3. GST

a) The Purchase Price is exclusive of GST.

b) The Seller and Buyer agree that the supply of the Business and the Assets is the supply of a going concern.

c) If a party makes a taxable supply to another party under or in connection with this agreement, then (unless the consideration is expressly stated to be inclusive of GST) the consideration for that supply is exclusive of GST, and in addition to paying or providing that consideration the recipient must:

   i) pay to the supplier an amount equal to any GST for which the supplier is liable on that supply, without deduction or set-off of any other amount; and

   ii) make that payment as and when the consideration or part of it must be paid or provided, except that the recipient need not pay unless the recipient has received a tax invoice (or an adjustment note) for that supply.

   iii) If a party provides payment for, or any satisfaction of a claim or a right to claim under or in connection with this agreement (for example, for a breach of any warranty or for reimbursement of any expense), that gives rise to a liability for GST, the provider must pay, and indemnify the claimant against, the amount of that GST.

   iv) If a party has a claim under or in connection with this agreement for a cost on which that party must pay an amount for GST, the claim is for the cost plus all amounts for GST (except any amount for GST for which that party is entitled to an input tax credit).

   v) If a party has a claim under or in connection with this agreement whose amount depends on actual or estimated revenue or which is for a loss of revenue, revenue must be calculated without including any amount received or receivable as reimbursement for GST (whether that amount is separate or included as part of a larger amount).

16. Notices

16.1. Method of giving notices

A notice, consent, approval or other communication (**Notice**) under this Agreement must be in writing, signed by or on behalf of the person giving it, addressed to the person to whom it is to be given and:

a) delivered to that person's address;

b) sent by pre-paid mail to that person's postal address;

c) transmitted by fax to that person's fax number; or

d) sent by email to that person's email address.

16.2. Time of receipt

A Notice given to a party in accordance with this clause 16 is treated as having been given and received:

a) if delivered to a person's address, on the day of delivery if a Business Day, otherwise on the next Business Day;

b) if sent by pre-paid mail, on the third Business Day after posting;

c) if transmitted by fax to a person's fax number and a correct and complete transmission report is received, on the day of transmission if a Business Day, otherwise on the next Business Day; or

d) if sent by email and the sender does not receive a message from its internet service provider or the recipient's mail server indicating that it has not been successfully transmitted, on the day of sending if a Business Day, otherwise on the next Business Day.

16.3. Address of parties

Seller	Attention	Angela Testa
	Email	angelamf@bigpond.net.au
	Address	4 Miami Key, Broadbeach Waters, QLD 4218 Australia
Buyer	Attention	Ali Kasa
	Email	ali@rayont.com
	Address	Unit 6/3986-3988 Pacific Highway, Loganholme, Qld 4129

17. Dispute resolution

a) A party to this Agreement may not commence legal proceedings, except proceedings seeking urgent interlocutory relief, in respect of any disputes in relation to this Agreement without first complying with the dispute resolution procedures in this clause 17.

b) If a dispute arises between the parties, then the parties undertake in good faith to use all reasonable endeavours to settle the dispute by negotiation.

c) If the dispute is not settled by the parties in accordance with clause 17(b) within a reasonable time of notification of dispute by either party, then the parties must endeavour to settle the dispute by mediation using the following process:

   i) either party can send notification to the other party stating that the dispute has not been resolved and therefore the dispute should be referred to mediation; and

   ii) within 14 days of receipt of notice under clause 17(c)(i), the parties agree to select a mediator and, if none can be agreed, then the parties agree to the appointment of the mediator by LEADR — Association of Dispute Resolvers.

d) The parties will share the cost of the mediator equally but will each be responsible for their own costs of mediation.

e) If the dispute cannot be resolved in accordance with clause 17(c), either party may, by notice in writing of not less than 14 days to the other, refer the dispute to legal action. Service of a notice under this clause 17(e) is a condition precedent to the commencement of any litigation proceedings in respect of such dispute.

f) This clause survives termination of the Agreement.

18. General

18.1. Method of Payment Clause

All payments must be paid by bank cheque, electronic or telegraphic transfer to an account or accounts nominated by the Seller or otherwise in cleared funds and without any deduction, set off or counter claim of any nature.

18.2. Interests on amounts payable

a) If any party fails to pay any amount payable by it under this Agreement (including the Purchase Price) that party must, if demand is made, pay simple interest on that amount from the due date for payment until that amount is paid in full.

b) Interest will be paid at the rate per annum of 5% calculated daily.

c) The right to require payment of interest under this clause is without prejudice to any other rights the non-defaulting party may have against the defaulting party at law or in equity.

18.3. Amendment

This Agreement may only be amended in writing, signed by the parties.

18.4. Waiver

a) The non-exercise of, or delay in exercising, any power or right of a party does not operate as a waiver of that power or right.

b) No single exercise of a power or right precludes any other or further exercise of it or the exercise of any other power or right.

c) A power or right may only be waived in writing, signed by the party to be bound by the waiver.

18.5. Entire agreement

This Agreement is the entire agreement of the parties on the subject matter. The only enforceable obligations and liabilities of the parties in relation to the subject matter are those that arise out of the provisions contained in this Agreement. All representations, communications and prior agreements in relation to the subject matter are merged in and superseded by this Agreement.

18.6. Severability

Any provision in this Agreement which is invalid or unenforceable in any jurisdiction:

a) is to be read down for the purposes of that jurisdiction if possible; or

b) if cannot be read down, is to be severed to the extent of the invalidity or unenforceability for the purposes of that jurisdiction,

so as to be valid and enforceable in that jurisdiction.

18.7. Assignment before Completion

Before Completion, no party may assign or transfer any of its rights or obligations under this Agreement without the prior consent in writing of all the other parties.

18.8. No merger

No provision of this Agreement:

a) merges on or by virtue of Completion; or

b) is in any way modified, discharged or prejudiced by reason of any investigations made or information acquired by or on behalf of the Buyer or by any of the Conditions Precedent being waived.

18.9. Time is of the essence

a) Time is of the essence in the performance of this Agreement.

b) The failure of a party to perform any of its obligations under this Agreement on or before the time specified in this Agreement for that performance confers on the parties who were to receive the benefit of that performance the right, in addition to any other right, to terminate this Agreement.

18.10. Further assurance

Each party must do all things and must ensure that each of its employees and agents does all things reasonably required of it or them by notice from another party effectively to carry out and give full effect to this Agreement and the rights and obligations of the parties under it, both before and after Completion.

18.11. Counterparts

This Agreement may be executed in any number of counterparts and all of those counterparts taken together constitute one and the same instrument.

18.12. Electronic execution

This Agreement may be executed by any and all parties by way of electronic signature, and if so, must be considered an original. This Agreement may be executed and delivered by email and the parties agree that such scanned execution and email delivery must have the same force and effect as delivery of an original document with original signatures, and that each party may use such scanned signatures as evidence of the execution and delivery of this Agreement by all parties to the same extent that an original signature could be used.

19. Law and jurisdiction

19.1. Governing law

This Agreement is governed by the law in force in Queensland.

19.2. Submission to jurisdiction

The parties submit to the non-exclusive jurisdiction of the courts of Queensland and any courts which may hear appeals from those courts in respect of any proceedings in connection with this Agreement.

Executed as an agreement:

Executed by **Health Script Pty Ltd ACN 649 230 900** in accordance with section 127 of the *Corporations Act 2001* (Cth):

[signature]	
Director/Secretary Signature	Director/Secretary Signature
Ali Kasa	
Print Name	Print Name
1 September, 2022	
Date	Date

Executed by **Tespharm Pty Ltd ACN 069 986 670** in accordance with section 127 of the *Corporations Act 2001* (Cth):

Chris Testa	Angela Testa
Director/Secretary Signature	Director/Secretary Signature
Chris Testa	Angela Testa
Print Name	Print Name
1 September, 2022	1 September, 2022
Date	Date

Schedule 1

Intellectual Property

Type	**Name**	**Registration Number**
Domain Name	tuguncompounding.com.au	Webcentral
Domain Name	tuguncompounding.com	Webcentral
Trade Mark	Testa's Skin Science	1348243

Schedule 2

Employees

	Employee		Hrs	Role/Title	Date of Employment
1	Benjamin Newton	Part Time	30	Laboratory Technician	06.07.2020
2	Laiane Guaetta Anadao	Full Time	38	Cosmetic Chemist	18.05.2022
3	James Wright	Full Time	38	Laboratory Technician	10.05.2022
4	Eliza Chapman	Full Time	38	Managing Pharmacist	27.07.2015
5	Glenis Packham	Part Time	24	Laboratory Technician	19.09.2010
6	Andrea Dare	Full Time	38	Pharmacist	24.01.2022
7	Leanne Coleman	Part Time	23	Laboratory Technician	05.11.2018
8	Sarah Brierley	Full Time	38	Reception/Administration	23.05.2022
9	Devrim Cakir	Part Time	22.5	Laboratory Technician	10.05.2022
10	Skye Dunn	Part Time	21	Laboratory Technician	29.01.2007
11	Tanya Green	Full Time	38	Assistant Manager	30.05.2011
12	Cooper Spindler	Full Time	38	Laboratory Technician	01.06.2022
13	Debbie Christian	Full Time	38	Receptionist/Laboratory Tech	18.07.2022
14	Caitlin Bensein	Full Time	38	Laboratory Technician	25.07.2022
15	Holly Sorensen	Casual	15	Administration	11.05.2022
16	Hitomi Furuta	Casual		Laboratory Technician	06.05.2022
17	Yukie Suzuki	Casual		Laboratory Technician	04.05.2022
18	Mayumi Wood	Casual		Laboratory Technician	15.10.2018
19	Shayde Williamson	Casual		Reception/Administration	PAID PARENTAL LEAVE
20	Peter Robertson	Locum	N/A	Locum Pharmacist	N/A
21	Chantelle Ryan	Locum	N/A	Locum Pharmacist	N/A
22	Diem Le	Locum	N/A	Locum Pharmacist	N/A
23	Linsey Campbell	Casual		Laboratory Technician	08.03.2022

Schedule 3

The plant and equipment

Item	Qty	Notes	Value
Dispatch Office			
PC GOC02 - Screen, Keyboard, Mouse, UPS	1		$ 1,616
4tb Portable Backup Drive	1		$ 240
Zebra Label Printer LP2844	1		$ 280
Samsung Docket Printer	1		$ 101
Bendigo Bank wireless mobile EFTPOS terminal	1		Leased
Argox Courier Docket Printer OS-2140D	1		Fastway
NEC Telephone Hand Unit	1	Lease to be transferred	Leased
Office Chair - Architect	1		$ 217
PC GOC01 - Screen, Keyboard, Mouse, Eaton UPS	1		$ 1,616
Zebra Label Printer GK420T	1		$ 639
NEC Telephone Hand Unit	1	Lease to be transferred	Leased
PC GOC03 - Screen, Keyboard, Mouse, Eaton UPS	1		$ 1,616
NEC Telephone Hand Unit	1	Lease to be transferred	Leased
Kyocera Ecosys Printer P3045DN - 2 tray	1		$ 1,315
Primera LX900 Colour Label Printer	1		$ 3,499
Canon BBC Digital Photocopier/Scanner/Fax - 4 tray Image Runner Advance C3561	1	Lease to be transferred	Leased
6 Drawer Storage Chest	1		$ 182
AD-720 Dot Matrix Printer with Numeric Keypad	1		$ 610
AD-720 Printer Roll and Ribbon	1		$ 66
Technical Office			
PC TC01 - Screen, Keyboard, Mouse, UPS, Floor Stand	1		$ 1,616
Zebra Label Printer LP2844	1		$ 280
NEC Telephone Hand Unit	1	Lease to be transferred	Leased
Office Chair	1		$ 181
PC TC02 - Screen, Keyboard, Mouse, UPS, Floor Stand	1		$ 1,616
Zebra Label Printer LP2844	1		$ 280
NEC Telephone Hand Unit	1	Lease to be transferred	Leased
Handsfree Earpiece	1	Lease to be transferred	Leased
Office Chair	1		$ 145
PC TC03 - Screen, Keyboard, Mouse, UPS, Floor Stand	1		$ 1,616
Zebra Label Printer LP2844	1		$ 280
NEC Telephone Hand Unit	1	Lease to be transferred	Leased
Office Chair	1		$ 145
PC TC04 - Screen, Keyboard, Mouse, UPS, Floor Stand	1		$ 1,616

8 September, 2022

Zebra Label Printer GK420T	1		$ 639
NEC Telephone Hand Unit	1	Lease to be transferred	Leased
Handsfree Earpiece	1	Lease to be transferred	Leased
Office Chair	1		$ 145
Matrix II High Back Ergo Chair	1		$ 217
PC TC05 - Screen, Keyboard, Mouse, UPS, Floor Stand	1		$ 1,616
Zebra Label Printer GK420T	1		$ 639
NEC Telephone Hand Unit	1	Lease to be transferred	Leased
Handsfree Earpiece	1	Lease to be transferred	Leased
Office Chair			$ 145
Kyocera Ecosys FS-4100DN Printer - 2 tray	1		$ 1,315
Small SPL Floor Safe	1		$ 2,591
Admin Office			
PC AOC01 - Screen, Keyboard, Mouse, UPS, Floor Stand	1		$ 1,678
Zebra Label Printer LP2844	1		$ 280
NEC Telephone Hand Unit	1	Lease to be transferred	Leased
Office Chair	1		$ 145
Speakers AOC02	1		$ 42
Bendigo Bank EFTPOS Terminal	1		Leased
PC Emails - Shares Keyboard, Mouse, UPS of AOC01	1		$ 858
PC AOC02 - Screen, Keyboard, Mouse, UPS, Floor Stand	1		$ 1,616
NEC Telephone Hand Unit	1	Lease to be transferred	Leased
Office Chair	1		$ 145
Matrix II High Back Ergo Chair	1		$ 217
Kyocera Ecosys Colour Laser Printer P5026CDW - 1 Tray	1		$ 655
Manager's Office			
PC MOC01 - Screen, Keyboard, Mouse, UPS, Floor Stand	1		$ 216
DMC System	1		$ 1,400
4tb Portable Backup Drive	1		$ 240
Speakers	1	~~8 September, 2022~~	$ 35
Office Chair	1		$ 163
Dymo LabelWriter 400 Turbo Label Printer	1		$ 136
Zebra Label Printer LP2844	1		$ 280
NEC Telephone Hand Unit	1	Lease to be transferred	Leased
Canon Image Runner Advance C3551 Colour Printer	1		$ -
Electronic Scales JCS-AL 30kg capacity	1		$ 107
Easy Home Hand held Dust Buster	1		$ 27
Studio USB Microphone for work PC	1		$ 194
Foyer			
Lift - Master Lifts Liberty BCA Serial No: LIBI0392B	1		$ 52,000
Filing Cabinet - 2 drawers	2		$ 209

Filing Cabinet - 3 drawers	1		$ 263
Filing Cabinet - 4 drawers	1		$ 335
Glass Display Unit - 4 shelves	2		$ 164
Glass Display Unit - 6 shelves	1		$ 245
Beam Balance scales and weights	5		$ -
Antique Glassware			$ -
Antique Textbooks			$ -
Antique Dispense Books			$ -
Office Desk small	1		$ 65
Office Chairs	2		$ 325
Purpose built bench & storage Unit	1		Fitout
approx 100cms H x 1500cm W			
Hisense Smart TV and wall bracket 55 inch	1		$ 550
Stainless trolley x 2 shelves	1		$ 160
Coat Cabinet	1		$ 182
Communications Room			
Fijitsu Split System Air Conditioner	1		$ 3,600
Lenova Laptop and carrycase	1		$ 1,342
Communications Rack	1		Fitout
NBN Connections	1		$ -
Telephone connections	1		$ -
File Server	1		$ 5,300
Screen, Keyboard, Mouse	1		$ 225
Eaton UPS 5P1150I Rack IU	1		$ 1,023
Eaton UPS 5P1150I Rack IU - Spare	1		$ 1,023
PC Screens - Spare 19"	3		$ 465
4tb Portable Backup Units	3		$ 240
Wireless Access 6 port	1		$ 375
HUB	1		$ 85
1tb Hard Drive Server	1		$ 375
Green Screen	1		$ 277
Owner's Office			
PC - Keyboard, Mouse, UPS, Floor Stand	1		$ 1,212
Screens	2		$ 620
Eaton UPS	1		$ 180
Speakers	1		$ 35
Kyocera Ecosys Colour Laser Printer P5025CDW - 1 tray	1		$ 655
Under desk printer stand	1		$ 250
NEC Telephone Hand Unit	1	Lease to be transferred	Leased
Dining Room table office desk	1		$ 707
Guest Chairs	4		$ 1,342
Office Chair	1		$ 245
Coffee Table	1		$ 135
Whiteboard 2 metres	1		$ 363
Hisense 55 inch Smart TV wall mounted	1		$ 790
Professional Library	1		$ 25,000
Wireless Access 6 port	1		$ 325
Passageway			

Purpose Built Cabinetry for Patient Files (30pprox. 4 metres long x 2 metres high – 7 shelves)	1		Fitout
Checking Station (Labs 1 & 2)			
HP Laptop PC and stand	1		$ 850
NEC Telephone Hand Unit	1	Lease to be transferred	Leased
Laboratory 1			
Electronic Laboratory Scales			
AND GF - 400; Breeze Break; Printer	2		$ 5,858
AND GF - 300; Breeze Break; Printer	2		$ 5,858
PCCA RAM Blenders	1		$ 23,625
Torpac Profill 300 Stainless Steel Encapsulator with Plates	3		$ 27,273
Miele Hepafilter Vacuum Cleaners	2		$ 724
VAX Dustbuster	1		$ 65
Vulcan Hot Water System 160L	1		$ 1,180
Kogan Blender	1		$ 120
Wall Clock	1		$ 12
Large Filtertech Single Hepafilter Powder Containment Units	4		$ 26,460
Lab 1 Storage Cupboard Restroom			
Dyson DC 50 Vacuum Cleaner	1		$ 650
Laboratory 2			
Stirling Microwave Vintage Red	1		$ 82
Quirks Medisafe Full Sized Vaccine Fridge	1		$ 3,503
Powdersafe 700 series single hepafilter fume hood	1		$ 7,075
AnD GF-6100 Electronic Scales; Breeze Break; Printer	1		$ 3,077
AnD GF-300 Electronic scales; Breeze Break	1		$ 2,909
Labtek 6 inch Hotplate Stirrer	1		$ 455
Four E's Scientific 5 inch Hotplate Stirrer	1		$ 259
Tuxi RWD 150 LCD Screen overhead mixer	1		$ 1,503
Rentafill High Performance Tube Sealer	1	Owned	$ 10,210
Ozito - ACP2415 Air Compressor	1		$ 121
Makita HG6003 Hot Air Gun	1		$ 95
Ideas upright freezer - 4 shelf	1		$ 135
Profiller 3700 Stainless Steel 300 self tampering capsule machine	1		$ 9,091
Exakt Ointment Mill & Plates	1		$ 6,525
Labsystems Powder Guard+1200 Double Hepa filter powder containment hood	1		$10,995
Samix 500ml EMP	1		$ 3,267
Homogeniser with stand	1		$ 1,086
5 ltr manual tube filler	1		$ 667
Hannainstru pH Meter	1		$ 660
Hoover HandiVac 7.2V dry	1		$ 108
Stainless Steel Bench with Castors	1		$ 525
Hanna Skin & Scalp pH Tester	1		$ 230

Mixing Tank & Commission	1		$ 14,000
Lab 2 Storage Cupboard			
Grinder large capacity	1		$ 1,304
Air Liquide Nitrogen Compresser - hand piece & trolley	1	$18.04	Mthly Hire
CMP Pneumatic Tube Filler	1		$ 4,048
Checking Station (Labs 3 & 4)			
NEC Telephone Handpiece wall mounted	1	Lease to be transferred	Leased
HP Probook Laptop and stand	1		689
Laboratory 3			
Labsystems Powder Guard+1200 Double Hepa filter powder containment hood	2		$21,990
Joanlab single waterbath	1		$ 123
Joanlab twin waterbath	1		$ 293
AnD GF-300 Electronic scales; Breeze Break	1		$ 2,909
AnD GF-400 electronic scales; Breeze Break	1		$ 2,909
PC - Screen, Keyboard, Mouse and scanners	2		$ 2,928
Eaton UPS	2		$ 242
Dymo Label writer 450 label printer	1		$ 209
Thermoline Scientific 6 inch hotplate stirrer	1		$ 268
Four E's Scientific Hotplate Stirrer 7 inch	1		$ 598
GAKO 500ml EMP (Unguator)	1		$ 3,590
PCCA 3 tube sealer	1		$ 2,091
Untrasonic cleaner	1		$ 36
DS Series wall mounted safe	1		$ 2,591
Ozito Head Gun	2		$ 45
Samsung Microwave	1		$ 109
micro lozenge moulds plates 500mg	6		$ 3,240
micro lozenge moulds plates 200mg	3		$ 2,645
Bosch dishwasher	1		$ 1,135
Quirks 3 shelf vaccine fridge	1		$ 1,000
Jaansun 300 manual encapsulating machine (PCCA)	1		$ 7,474
Hotplate stirrer with thermometer stand Manyimaoyiy	1		$ 57
Profill 100 capsule manual encapsulating machine	1		$ 2,625
Kyocera Ecosys P2235DN Laser printer - 1 tray	1		$ 320
Mobile powered workstation/cupboards	1		$ 1,364
Vogue stainless steel laboratory centre workbench	1		$ 267
Exakt Ointment Mill & Plates	1		$ 7,026
Syringe filler	1		$ 573
JT-51 Dental Plate Vibrator	1		$ 180
Unguator EMP	1		$ 3,589
Syringe Barrel Filler	1	In Shed	$ 908
Small Herb Grinder	1		$ 135
pH Meter Ohaus ST20	2		$ 382

Rechargable Heat Guns	2		$ 320
Hot Plate Stirrer	1		$ 542
Laboratory 4			
Items as listed in Laboratory 2 are utilised in this Lab			
Kitchen			
Westinghouse WRB5004WA Refridgerator 501 ltr	1		$ 1,299
Panasonic Microwave Invertor	1		$ 198
Toaster	1		$ 20
Sandwich Maker	1		$ 20
Ovation Nespresso Machine	1		$ 90
Fisher & Paykel Washing	1		$ 700
Fisher & Paykel Dryer	1		$ 600
Miscellaneous cutlery, crockery, teatowels, etc.			$ -
Hot Water system 25ltr	1		$ 1,522
Zoneun Electrical Digital Control Pump Liquid Filling	1		$ 796
Rear Storage Room			
NEC Telephone Hand Unit	1	Lease to be transferred	Leased
Pedestal Stand Fan	1		$ 65
Kenwood Chef 5 ltr mixer	1		$ 500
Deck			
Outdoor Tables	2		$ -
Outdoor Chairs	14		$ -
Coat Cabinet	1		$ 182
Sunair Fan	1		$ -
Umbrellas Poolside	2		$ -
Miscellaneous			
Glassware - Beakers; stirrers; M&Ps; jugs; etc.			$ 5,436
Utensils, tools, spatulas, seives, etc.			$ 3,058
CONSUMABLES			
Packaging - End June 2022			$ 17,303
PPE - End June 2022			$ 567
Cleaning - End June 2022			$ 347
Ingredients - Stock on Hand End June 2022			$ 83,217
WRI Product & TCP Product			$ 3,785
Fire Extinguishers	3		
Fire Hose	1		
Vodafone	1	$74.95pm	Leased
Reception Ground Floor			
NEC Telephone Hand Unit	1	Lease to be transferred	Leased
Handsfree Earpiece - not leased	1		$ 291
Bendigo Bank EFTPOS Terminal	1		Leased
PC - Screen, Keyboard, Mouse	1		$ 15,200
Zebra label printer LP2844	1		$ 280
Cash Register Draw	1		$ 109
EPSON Thermal Docket Printer	1		$ 545

Barfridge	1		$ 168
2tb backup hard drive	1		$ 120
Brother MFC L2720DW	1		$ 455
Dyson Hot & Cool Fan	1		$ 441
40 inch wall mounted TV	1		$ 2,455
Architect Chair	1		$ 254
Sneeze Guard	1		$ 231
Datalogic 2d Scanner	1		$ 508
Renovations & Fitout			
Back2Base Security System (Incl 15 cameras)			$ 15,014
Architect			$ 2,728
Builders			$ 31,023
Builders			$ 257,377
Air Conditioning Contractor			$ 56,967
Air Conditioning Contractor			$ 110,575
Dehumidifier			$ 28,500
Hydraulics			$ 5,109
Window Dressings			$ 2,291
Electrical			$ 34,894
Permits and Certifications			$ 4,100
Computer/Communications			$ 4,605
Laboratory Design Engineers			$ 23,151

8 September, 2022

Schedule 4

Conditions Precedent

1. **Consent of lessor**

a) The Seller agrees to deliver to the Buyer or its solicitors within 5 business days from the Commencement Date a copy of the Leases and all associated documents which evidence the Seller's tenure of the Premises.

b) This Agreement is conditional upon the Buyer and the Buyer's solicitors being satisfied in all respects regarding the terms and conditions of the Leases (**Lease Condition**) within 7 days from receipt of same (**Lease Satisfaction Date**).

c) The Buyer must give written notice to the Seller that:

i) the Lease Condition is satisfied or waived by the Buyer under clause 3.2; or

ii) the Buyer is not satisfied with the Lease Condition and the Buyer terminates this Agreement.

d) If the Buyer does not give written notice under Condition Precedent 1(c) by 5:00pm on the Lease Satisfaction Date, then the Seller may terminate this Agreement by written notice to the Buyer. The parties acknowledge that this is the Seller's only remedy if the Buyer does not give such notice and the Seller's right of termination under this Condition Precedent 1(d) is subject to the Buyer's continuing right to give written notice to the Seller under Condition Precedent 1(c).

e) If this Agreement is terminated under Condition Precedent 1(c)(ii) or 1(d), then this Agreement will be at an end and, the Seller must refund the Deposit to the Buyer.

f) If the Buyer gives written notice to the Seller under Condition Precedent 1(c)(i), then this Agreement is subject to and conditional upon the Lessors and the Lessors' mortgagees (if applicable) consenting in writing on or before the Completion Date to an assignment of the Leases to the Buyer, failing which this Agreement will be at an end and the Seller must refund the Deposit to the Buyer.

g) The Seller will apply for any consent referred to in Condition Precedent 1(f) at the Seller's expense and the Buyer will supply such references reasonably required by the Seller or the Lessors in considering any such application, and both parties must use their best endeavours to obtain any such consents as expeditiously as possible, but in any event not later than the Completion Date.

h) The parties acknowledge and agree that their respective obligations under Condition Precedent 1(g) do not apply until the Buyer has given written notice to the Seller of satisfaction with, or waiver of, the Lease Condition.

2. **Subject to finance**

a) This Agreement is conditional upon the Buyer obtaining approval of a loan for an amount sufficient to complete the transaction contemplated by this Agreement on terms and conditions satisfactory to the Buyer (**Finance Condition**) within 14 days from the Commencement Date (**Finance Condition Date**).

b) The Buyer must give written notice to the Seller that:

i) the Finance Condition is satisfied or waived by the Buyer under clause 3.2; or

ii) the Buyer is not satisfied with the Finance Condition and the Buyer terminates this Agreement.

c) If the Buyer does not give written notice to the Seller under Condition Precedent 2(b) by 5:00pm on the Finance Condition Date, then the Seller may terminate this Agreement by written notice to the Buyer. The parties acknowledge that this is the Seller's only remedy if the Buyer does not give such notice and the Seller's right of termination under this Condition Precedent 2(c) is subject to the Buyer's continuing right to give written notice to the Seller under Condition Precedent 2(b).

d) The Buyer must do all acts and things and sign all documents as are necessary or incidental to obtain the loan approval by the Finance Condition Date and the onus of establishing this is on the Buyer.

e) If this Agreement is terminated under either Condition Precedent 2(b)(ii) or 2(c), then this Agreement will be at an end and the Seller must refund the Deposit to the Buyer.

3. **Notification concerning business**

At Completion, the Seller must give the Buyer in writing details of:

a) all Employee entitlements of each Transferring Employee for wages, holiday pay and holiday loadings, sick leave, superannuation, and long service leave, together with any other lawful entitlements due to any Transferring Employees;

b) all apportionable outgoings; and

c) any trade creditors of the Business,

as at the Completion Date.

4. **Service Agreement**

a) The parties acknowledge that for the purpose of Conditions Precedent 4 and 5, a new company shall be incorporated at the Buyer's cost and expense with Christopher Craig Testa as a director and shareholder of that company (**New Entity**).

b) This Agreement is conditional upon the Buyer and the New Entity entering into a service agreement on terms satisfactory to the Seller, the Buyer and the New Entity (**Service Agreement**) on or before Completion.

c) If the Service Agreement is not entered into between the Buyer and the New Entity, or if the terms of the Service Agreement have not been agreed to, by Completion then either party may terminate this Agreement by written notice to the other party, in which case this Agreement will be at an end and the Seller must refund the Deposit to the Buyer.

5. **Shareholders Agreement**

The parties agree that for the purpose of Condition Precedent 4(a), the Buyer and Christopher Craig Testa will enter into a shareholders agreement on terms satisfactory to them including,

without limitation, an ability for the Buyer to introduce new pharmacists into the Business (**Shareholders Agreement**) on or before Completion.

6. **Verification of books and records**

    a) This Agreement is conditional upon the Buyer verifying within 10 Business Days from the Commencement Date that the Buyer is satisfied that the financial accounts of the Business (**Accounts**) as provided to the Buyer by the Seller are substantially true and correct (**Verification Date**). The Seller must produce to the Buyer (or the Buyer's accountant if so directed by the Buyer in writing) all books and records comprising the Accounts of the Business within 3 Business Days of the Commencement Date.

    b) The Buyer must notify the Seller in writing whether it is satisfied or not satisfied that the Accounts are substantially true and correct by 5:00pm on the Verification Date, failing which the Buyer is deemed to be so satisfied for the purpose of this Condition Precedent 6.

Schedule 5

Seller's Warranties

1. **The Seller**

   a) The Seller is authorised to do Business throughout the territory in which the Business is conducted.

   b) The Seller has full power and authority to own the Assets and conduct the Business.

   c) The Seller is not subject to bankruptcy proceedings, is not bankrupt and no receiver has been appointed over any part of the Assets, and no appointment has been threatened.

   d) The Buyer is empowered by the trust deed (**Trust Deed**) in relation to the trust of which is the is the trustee (**Trust**):

      i) to enter into and perform all documents to which it is expressed to be a party and to carry on the transactions contemplated by those documents;
      ii) to carry on the Business and to own the Assets and there is no restriction on or condition of it doing so;
      iii) the Buyer is the sole trustee of the Trust; and
      iv) the Trust has not been terminated, nor has any event for the vesting of the assets of the Trust occurred.

2. **Accuracy of information**

   a) The facts set out in the background to this Agreement, and Schedule 1 and Schedule 2 are true, complete and accurate in all respects.

   b) All information that has been given by, or on behalf of, the Seller to the Buyer in relation to the Business and Assets is true, complete and accurate in all respects.

   c) All information relating to the financial position of the business, the general operations of the business and any potential claim or liability that the Seller knows about the Business or the Assets which needs to be known by a Buyer of the Business, has been disclosed to the Buyer.

3. **Title**

   a) The Seller is the sole legal and beneficial owner of the Business and of all the Assets.

   b) The Seller has full rights, title and interest in the Business and all the Assets, free from any Security Interest or third party interest.

   c) The Seller has not disposed of, or agreed to dispose of, any of the Assets or any interest in any of the Assets other than to the Buyer.

4. **The Business**

   a) The Assets are all of the assets owned by the Seller that are used in or in connection with the Business.

   b) The Plant will at the Completion Date be in good working order and condition for the purposes of which they are intended, save for fair wear and tear; and

   c) Each item of Stock complies with any relevant statutory or regulatory requirements and is of merchantable quality.

5. Contracts

The Seller has disclosed to the Buyer all Contracts with a third party whose obligation the Buyer will be obliged to take over.

6. **Intellectual Property**

   a) All of the Intellectual Property is valid and subsisting.

   b) The Seller does not own, use, or require in the Business the use of any licences, copyrights, patents, trade marks, designs, and similar industrial, commercial or intellectual property (whether registered or not and whether protected by statute or not and including formulae, recipes and know-how) in the conduct of the Business, except for the Intellectual Property.

   c) The Seller does not, in the conduct of the Business, infringe or wrongfully use any licences, copyrights, patents, trade marks, service marks, trade names, designs, and similar industrial, commercial or intellectual property (whether registered or not and whether protected by statute or not and including formulae, recipes and know-how) in the conduct of the Business.

   d) There are no users, licensees or parties with any other rights with respect to any of the Intellectual Property except for the Seller.

   e) No disclosure has been made to any person of any industrial know-how or any financial or trade secret of the Seller in connection with the Business to a person (other than the Buyer) except as required by law.

   f) No challenge has been made or threatened in respect of any of the Intellectual Property, its validity or its registration.

   g) There are no royalty, licence or any other fees payable in connection with the Business or in relation to the conduct of the Business.

7. **Financial position**

   a) The financial performance of the Business disclosed in the information given by, or on behalf of the Seller to the Buyer was not affected by any unusual or non-recurring items other than the unusual or non-recurring items disclosed and no material changes have occurred in the Assets and liabilities or the financial performance of the Business from that disclosed by that information.

   b) All information concerning the financial position of the Business which has been shown by or on behalf of the Seller to the Buyer has been compiled in accordance with all applicable laws and regulations (including accounting standards, practices and policies).

   c) There are no actual or contingent liabilities of, or unascertained claims against, the Seller (including contractual commitments) which could materially and adversely affect the value of the Business or the Buyer's ability to conduct the Business.

   d) All accounts, books, ledgers and financial or other records of the Seller which relate to the Business:

      i) have been fully and properly maintained and contain due records of all matters required to be entered by any relevant legislation or prudent business practice;

      ii) do not contain or reflect any material inaccuracies or discrepancies;

      iii) give and reflect a true and fair view of the trading transactions and of the financial and contractual position of the Seller and of its Assets and liabilities in relation to the Business; and

      iv) have been prepared in accordance with the general accepted accounting principles and practices (in the relevant jurisdiction) consistently applied.

8. **Compliance with law and absence of litigation**

a) To the best of the Seller's knowledge and belief, the Seller has applied for or obtained all licences, permits, patents, certificates, consents or other approvals from any competent authority necessary for the proper carrying on of the Business and that there is no, and at Completion there will not be, any subsisting contravention of any licence, permit, patent, certificate, consent, or other approval obtained by the Seller in relation to the Premises for the carrying on of the Business;

b) The Seller is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has full corporate power and lawful authority to own the Business Assets and to carry on the Business;

c) In respect to the Seller being a corporation within the meaning of the Corporations Act or any similar legislation in the Seller's place of incorporation:

i) the Seller is not in liquidation;
ii) no action has been taken by or against the Seller which could lead to the winding up of the Seller;
iii) an administrator, controller, or managing controller has not been appointed to the Seller or in respect of the whole or any part of the Business or Business Assets; and
iv) a compromise or arrangement has not been proposed between the Seller and its members or creditors, nor agreed by the members or creditors sanctioned by the Court.

d) At the Commencement Date, to the best of the Seller's knowledge and belief, there are no unsatisfied lawful demands, requisitions, notices, orders, or other communication to which attaches any legal impediment (**Requisition**) in respect of the Business or the Premises by any local authority or other competent authority having jurisdiction in respect of the use and occupation of the Business or the Premises. Any Requisitions issued prior to Completion by a Court, local authority, or competent authority having jurisdiction in respect of the use and occupation of the Premises must be fully complied with by the Seller at the Seller's cost and expense prior to Completion. Any work performed by or on behalf of the Seller to satisfy any such Requisitions must be carried out in a proper and workmanlike manner.

9. **Profit sharing and finders fees**

a) The Seller is not party to any agreement under which it is or may be bound to share the profits or pay any royalties or to waive or abandon any rights in connection with the Business or the Assets.

b) No contract, agreement, arrangement or understanding to which the Seller is a party and which affects the Business provides for any payment or receipt of funds not accurately reflecting the value on an arm's length basis of the services or goods in consideration of which that payment or receipt of funds is made.

c) No contract or arrangement of the Seller concerning the Business involves either directly or indirectly any offer or payment to any government official to influence him or her or to assist in the obtaining or retaining of business nor does it involve any offer or payment to any other person while knowing or having reason to know that all or a portion of the matter offered or any such payment would be made available or paid to any government official for the same purposes.

d) The Seller has not taken any action so that any person becomes entitled to receive from the Buyer any finder's fee, brokerage or other commission in connection with the sale of the Business or the Assets.

10. **Transfer (stamp) duty**

a) Except in relation to this Agreement and documents or transactions contemplated by this Agreement, all Tax payable in relation to every deed, agreement or other document or

transaction to which the Seller is, or has been a party, or by which the Seller derives, has derived or will derive a substantial benefit which relates to the Assets or the Business have been duly paid and no such deed, agreement or other document is unstamped or insufficiently stamped.

b) No event has occurred which has resulted in Taxes become payable that would otherwise not be payable.

11. **No warranty on present use**

The Seller does not give any warranty that the type of Business is a permissible use under any town planning scheme and no compensation is payable if the type of Business is not correct.

End of Document